UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                  June 5, 2000
                                 ---------------
                Date of Report (Date of earliest event reported)


                            COVOL TECHNOLOGIES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                     0-27808                   87-0547337
         --------                     -------                  ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                    Identification No.)

                              3280 N. Frontage Road
                                 Lehi, UT 84043
                                 --------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 768-4481
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                             ----------------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events - Covol  Technologies,  Inc.  Retires OZ Master Fund,  Ltd.
Debt Early

Covol announced on June 5, 2000 the early retirement of the OZ Convertible Secured Note. The complete text of the announcement follows.

Covol Technologies, Inc. today announced it has successfully completed the early retirement of the OZ Capital Master Fund, Ltd. (Och-Ziff) debt. The $20 million convertible secured note issued to Och-Ziff provided for the payment in full of the remaining principal balance on the note, due September 17, 2001. Due to increasing royalty payments, the receipt of contingent payments on previously sold facilities, and the incurrence of the Zions debt, described below, Covol was able to completely retire the debt almost eighteen months early. The Company's non-operating debt has been reduced from $43 million one year ago, to $7 million today.

Based upon standard commercial lending terms, Covol established a secured, short-term commercial loan with Zions First National Bank. A portion of the proceeds for the Och-Ziff repayment was provided by the Zions loan. The current weighted average cost of Covol's debt, including the Zions' loan, is 10.28%. This represents a significant reduction in Covol's borrowing costs. Covol is reviewing the possibility of improving its borrowing costs further and establishing a long-term banking relationship with Zions or an alternative commercial bank.

Steven G. Stewart, Chief Financial Officer, commented, "Earlier we indicated to our shareholders that one of Covol's priorities was the early retirement of the Och-Ziff debt. That goal has now been accomplished. The Company is now able to invest a portion of its excess cash flow in repurchasing the Company's stock and to pursue additional business opportunities. We are currently evaluating several alternative investments that will allow the Company to diversify and expand its business."

Statements in this news release that relate to future plans, possible transactions, or projected valuations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including any statement with respect to anticipated products to be produced using Covol's technology and Covol's strategy. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. Although Covol believes that its expectations are based on reasonable assumptions, there are a number of business factors which singularly or combined may affect the Company's future operating results. In addition to matters affecting Covol's industry or the coal industry or the economy generally, factors which could cause actual results to differ from expectations set forth in the above identified forward-looking statements include but are not limited to: the ability to successfully negotiate terms and consummate proposed transactions, ability to sell Company-owned synthetic fuel facilities on favorable terms, including the ability to negotiate settlements of contract terminations caused by facility relocations, ability to obtain necessary capital or financing, ability to comply with covenants in financing agreements, including financial performance criteria, ability to conserve capital through cost reductions until operating revenues exceed expenses, ability of licensees to market synthetic fuel produced, generating royalties for Covol, ability of licensees to achieve expected production levels at the synthetic fuel facilities, favorable IRS tax treatment, availability of natural resources and suitable raw materials, ability to locate appropriate sites for facilities, ability of Covol to complete specific research and development projects, and the commercial viability of Covol's technologies.

Item 7.           Financial Statements and Exhibits

         (c)      The following exhibits are included herein:

         10.68 Promissory Note payable to Zions First National Bank, dated May 31, 2000

         10.68.1 Loan Agreement between Covol and Zions First National Bank dated May 31, 2000

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               COVOL TECHNOLOGIES, INC.

                                               Registrant

Date: June 5, 2000                             /s/ Kirk A. Benson
                                               ------------------
                                               Kirk A. Benson
                                               Chief Executive Officer and
                                               Principal Executive Officer

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